UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

BG MEDICINE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2014

To Our Stockholders:

You are cordially invited to attend the 2014 annual meeting of stockholders of BG Medicine, Inc. to be held at 12:00 p.m. ET on June 3, 2014 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111.

Details regarding the meeting, the business to be conducted at the meeting, and information about BG Medicine, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, two persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014 and to approve the compensation of our named executive officers, as disclosed in this proxy statement. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 24, 2014, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2014 annual meeting of stockholders and our 2014 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet, by telephone or by mail. When you have finished reading this proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of BG Medicine, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Paul R. Sohmer, M.D.

President and Chief Executive Officer

BG Medicine, Inc. | 880 Winter Street, Suite 210 | Waltham, MA 02451

Tel (781) 890-1199 | Fax (781) 895-1119

www.BG-Medicine.com

BG MEDICINE, INC.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

April 24, 2014

TIME:    12:00 p.m.

DATE:    June 3, 2014

PLACE:    Offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111

PURPOSES:

1.	To elect two directors to serve three-year terms expiring in 2017;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you are the record owner of BG Medicine, Inc. common stock at the close of business on April 7, 2014. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 880 Winter Street, Suite 210, Waltham, Massachusetts 02451.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen P. Hall

Executive Vice President, Chief Financial Officer

and Treasurer

BG MEDICINE, INC.

880 Winter Street, Suite 210

Waltham, Massachusetts 02451

www.bg-medicine.com

PROXY STATEMENT FOR THE BG MEDICINE, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2014

This proxy statement, along with the accompanying notice of 2014 annual meeting of stockholders, contains information about the 2014 annual meeting of stockholders of BG Medicine, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 12:00 p.m., Eastern Time, on June 3, 2014, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111.

In this proxy statement, we refer to BG Medicine, Inc. as “BG Medicine, Inc.,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about April 24, 2014, we began sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON JUNE 3, 2014

This proxy statement and our 2014 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2013, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at investor.bg-medicine.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, 880 Winter Street, Suite 210, Waltham, Massachusetts 02451. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of BG Medicine, Inc. is soliciting your proxy to vote at the 2014 annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 on June 3, 2014, at 12:00 p.m. Eastern Time and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 because you owned shares of BG Medicine, Inc. common stock on the record date. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials to stockholders on or about April 24, 2014.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 7, 2014 are entitled to vote at the annual meeting. On this record date, there were approximately 27,937,062 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet or telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available until 11:59 p.m., Eastern Time, on June 2, 2014.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time, this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying BG Medicine, Inc.’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•

by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not, in and of itself, revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2014, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, our Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Computershare Trust Company, N.A., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

We are pleased to invite you to attend our 2014 annual meeting. The annual meeting will be held at 12:00 p.m. on June 3, 2014 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111. When you arrive at Mintz Levin, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Investor Communications Solutions, Inc., by calling their toll free number, 1-800-690-6903.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of BG Medicine, Inc.’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another BG Medicine, Inc. stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your BG Medicine, Inc. shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-800-962-4284 or writing them at 250 Royal Street Canton, MA 02021.

•

If a broker or other nominee holds your BG Medicine, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Future Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by going to www.computershare.com, accessing your account information and following the instructions provided on your Notice or proxy card or by following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 15, 2014 by:

•	each existing stockholder we know to beneficially own more than five percent of our common stock, which we call our principal stockholders;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2014, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 34,412,249 shares of common stock outstanding on April 15, 2014.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Beneficial owner(1)	Number of shares beneficially owned	Percentage of shares beneficially owned
Principal Stockholders
Entities affiliated with Flagship Ventures(2)	8,700,657	24.9%
Capital Ventures International(3)	2,550,000	7.4

Directors
Noubar Afeyan, Ph.D.(4)	8,713,272	24.9
Harrison M. Bains(5)	45,024	*
Stéphane Bancel(6)	427,877	1.2
Timothy Harris, Ph.D., D.Sc.(7)	45,024	*
Stelios Papadopoulos, Ph.D.(8)	1,200,328	3.4
Brian S. Posner(9)	32,615	*
Paul R. Sohmer, M.D.(10)	175,000	*

Named Executive Officers
Eric Bouvier(11)	10,000	*
Charles H Abdalian, Jr.(12)	—	*
Anastasia Rader(13)	181,922	*
Aram Adourian, Ph.D.(14)	244,448	*
All current directors and executive officers as a group (10 persons)(15)	11,065,510	29.5%

*	Less than 1%
(1)	Except as set forth below, the address of all directors, executive officers and stockholders is c/o BG Medicine, Inc., 880 Winter Street, Suite 210, Waltham, Massachusetts 02451.
(2)

Consists of 2,434,800 shares and warrants to purchase 51,240 shares of common stock that are currently exercisable held by NewcoGen Group LLC (“NewcoGen Group”); 651,560 shares and warrants to purchase 54,555 shares of common stock that are currently exercisable held by NewcoGen Equity Investors LLC (“NewcoGen Equity”); 92,294 shares and warrants to purchase 6,532 shares of common stock that are currently exercisable held by NewcoGen-Long Reign Holding LLC (“NewcoGen-Long Reign”); 92,126 shares and warrants to purchase 6,479 shares of common stock that are currently exercisable held by ST NewcoGen LLC (“ST NewcoGen,” and together with NewcoGen Group, NewcoGen Equity, and NewcoGen-Long Reign, the “NewcoGen Funds”); 215,013 shares and warrants to purchase 22,547 shares of common stock that are currently exercisable held by AGTC Advisors Fund, L.P. (“AGTC”); 2,851,447 shares and warrants to purchase 373,122 shares of common stock that are currently exercisable held by Applied Genomic Technology Capital Fund, L.P. (“AGTC Fund,” and together with AGTC, the “AGTC Funds”); 4,232 shares held by OneLiberty Advisors Fund 2000 L.P. (“OneLiberty Advisors”); 80,424 shares held by OneLiberty Ventures 2000 L.P. (“OneLiberty Ventures,” and together with OneLiberty Advisors, the “OneLiberty Funds”); and 1,764,286 shares held by Flagship Ventures Fund 2007, L.P. (“Flagship 2007”). NewcoGen Group, Inc., the manager of each of the NewcoGen Funds, Flagship Ventures Management, Inc., of which NewcoGen Group, Inc. is a wholly-owned subsidiary, and Noubar B. Afeyan, Ph.D, one of our directors and Edwin M. Kania, Jr., who are directors of Flagship Ventures Management, Inc., may be deemed to share the right to direct the voting and dispositive control over the securities held by the NewcoGen Funds. AGTC Partners, L.P., the general partner of each of the AGTC Funds, NewcoGen Group, Inc., the general partner of AGTC Partners, L.P., Flagship Ventures Management, Inc., of which NewcoGen Group, Inc. is a wholly-owned subsidiary, and Dr. Afeyan and Mr. Kania, who are directors of Flagship Ventures Management, Inc., may be deemed to share the right to direct the voting and dispositive control over the securities held by the AGTC Funds. In addition, as managing members of OneLiberty Partners 2000, LLC, which is the general partner of each of the OneLiberty Funds and as managers of Flagship Ventures 2007 General Partner, LLC, which is the general partner of Flagship 2007, Dr. Afeyan and Mr. Kania share voting and dispositive control over the shares beneficially owned by the OneLiberty Funds and Flagship 2007. Each of the reporting persons listed above expressly disclaims beneficial ownership of the securities of the Company owned by all other reporting persons except to the extent of its or his pecuniary interest therein. The address for all of the Flagship entities is One Memorial Drive, 7th Floor, Cambridge, Massachusetts 02142.
(3)	Based on Schedule 13G filed jointly by Capital Ventures International and Heights Capital Management, Inc. on April 11, 2014. Consists of 2,550,000 shares of common stock held by Capital Ventures International. Heights Capital Management, Inc., which serves as the investment manager to Capital Ventures International, may be deemed to be the beneficial owner of shares held by Capital Ventures International. Each of Capital Ventures International and Heights Capital Management, Inc. disclaims beneficial ownership of such shares except for their pecuniary interest therein. The address of Capital Ventures International is P.O Box 897, Winward 1, Regatta Office Park, West Bay Road, Grand Cayman KY1-1103, Cayman Islands and the address of Heights Capital Management, Inc. is 101 California Street, Suite 3250, San Francisco, California 94111.
(4)	Reflects securities beneficially owned by entities affiliated with Flagship Ventures as set forth in footnote 2. Dr. Afeyan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. Also consists of options to purchase 12,615 shares of common stock which are exercisable within 60 days following April 15, 2014.
(5)	Consists of options to purchase shares of common stock which are exercisable within 60 days following April 15, 2014.
(6)	Consists of 123,167 shares of common stock and options to purchase 304,710 shares of common stock which are exercisable within 60 days following April 15, 2014.
(7)	Consists of options to purchase shares of common stock which are exercisable within 60 days following April 15, 2014.
(8)	Consists of 1,187,713 shares of common stock and options to purchase 12,615 shares of common stock which are exercisable within 60 days following April 15, 2014.
(9)	Consists of 20,000 shares of common stock and options to purchase 12,615 shares of common stock which are exercisable within 60 days following April 15, 2014.
(10)	Consists of options to purchase shares of common stock which are exercisable within 60 days following April 15, 2014.

(11)	Eric Bouvier is our former President and Chief Executive Officer. Consists of 10,000 shares of common stock.
(12)	Mr. Abdalian is our former Executive Vice President, Chief Financial Officer and Treasurer. Due to Mr. Abdalian’s resignation, all of his stock options were forfeited.
(13)	Consists of 21,369 shares of common stock and options to purchase 160,553 shares of common stock which are exercisable within 60 days following April 15, 2014.
(14)	Consists of 40,036 shares of common stock and options to purchase 204,412 shares of common stock which are exercisable within 60 days following April 15, 2014.
(15)	See footnotes 4 through 10, 13 and 14. In addition, Stephen P. Hall, our Executive Vice President, Chief Financial Officer and Treasurer, beneficially owns no shares.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors

Our restated certificate of incorporation and restated bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows: (1) Noubar Afeyan, Ph.D., Stelios Papadopoulos, Ph.D., and Harrison M. Bains constitute a class (Class I) with a term ending at our annual meeting of stockholders to be held in 2015; (2) Timothy Harris, Ph.D., D.Sc. and Brian S. Posner constitute a class (Class II) with a term ending at our annual meeting of stockholders to be held in 2016; and (3) Stéphane Bancel and Paul R. Sohmer, M.D. constitute a class (Class III) with a term ending at our 2014 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that each class will consist of approximately one-third of the directors.

On March 13, 2014, our Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Stéphane Bancel and Paul R. Sohmer, M.D. for election at the annual meeting for a term of three years to serve until the 2017 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors for election at the 2014 annual meeting of stockholders and directors whose terms do not expire this year, their ages as of April 15, 2014, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.

Name	Age	Position
Noubar Afeyan, Ph.D.(1)(2)	51	Director
Harrison M. Bains(3)	70	Director
Stéphane Bancel	41	Chairman of the Board
Timothy Harris, Ph.D., D.Sc.(3)	63	Director
Stelios Papadopoulos, Ph.D. (1)(2)	65	Director
Brian S. Posner(1)(2)(3)	52	Director
Paul R. Sohmer, M.D.	65	President, Chief Executive Officer and Director

(1)	Member of our Nominating and Governance Committee. Dr. Papadopoulos is the chairman of the committee.
(2)	Member of our Compensation Committee. Dr. Afeyan is the chairman of the committee.
(3)	Member of our Audit Committee. Mr. Bains is the chairman of the committee.

Noubar Afeyan, Ph.D. is a founder and has served on our Board of Directors since our inception in 2000. He has served as Managing Partner and Chief Executive Officer of Flagship Ventures, an early stage venture capital firm, since he co-founded the firm in 2000. Prior to founding Flagship Ventures in 2000, Dr. Afeyan participated in co-founding and helping launch the following ventures: PerSeptive Biosystems, ChemGenics Pharmaceuticals, EXACT Sciences, Agenus, Color Kinetics and Celera Genomics. Dr. Afeyan was Chief Executive Officer of PerSeptive Biosystems during its five years as a public company and until its merger with Perkin Elmer Corporation. During the past five years, Dr. Afeyan has served on the board of directors of Helicos BioSciences, BIND Therapeutics, Inc., and Eleven Biotherapeutics. He earned his Ph.D. in biochemical engineering from the Massachusetts Institute of Technology (MIT) following a B.S. in chemical engineering from McGill University.

Dr. Afeyan has authored numerous scientific publications and patents and is currently a Senior Lecturer at MIT in the Sloan School of Management. Our Board of Directors concluded that Dr. Afeyan should serve as a director as of the date of this filing because he is a technologist, entrepreneur and venture capitalist who has extensive experience founding, building, leading, investing in and growing life science companies. Dr. Afeyan has extensive experience taking companies public and evaluating and engaging corporate combination transactions. In addition, our Board of Directors values his experience serving on many private and public company boards, as well as several advisory boards, and his familiarity with a full range of corporate and governance matters.

Harrison M. Bains has served on our Board of Directors since June 2007. Since Mr. Bains retired in 2004, he has served on various boards of directors or trustees, as set forth below. From 1988 and until his retirement in 2004, Mr. Bains served in multiple roles at Bristol Myers Squibb Company, including Vice President, Treasurer and acting Chief Financial Officer. Mr. Bains’ career also includes serving as Senior Vice President of the Primary Industries Group at Chase Manhattan Bank in 1987 and 1988 and 11 years with RJR Nabisco and two of its predecessor companies as Senior Vice President and Treasurer. He currently serves as the chair of the audit committee and previously served as the chair of the Mercer Funds, Inc. an investment company registered under the Investment Company Act of 1940, as amended, and is on the board of Bank of America Funds. He has served as a member of the board of trustees of the Park Avenue Armory since October 2007 and the Civil War Trust since September 2007. Mr. Bains earned an M.B.A. from the University of California, Berkeley and a B.A. in economics from the University of Redlands. He also completed the Advanced Management Program at Harvard Business School. Our Board of Directors concluded that Mr. Bains should serve as a director as of the date of this filing because Mr. Bains has extensive experience in corporate finance, accounting, governance and strategic planning for life science companies, informed most recently by his 16 years with global biopharmaceutical company, Bristol Myers Squibb.

Stéphane Bancel is the Chairman of our Board of Directors and has served on our Board of Directors since January 2010. Mr. Bancel served as our Executive Chairman from July 2011 to November 2013. Mr. Bancel currently serves as Chief Executive Officer of Moderna Therapeutics. Prior to joining Moderna Therapeutics, Mr. Bancel served as Chief Executive Officer of bioMérieux, a leader in the field of in vitro diagnostics for clinical and industrial applications, since January 2007, and prior to that, served as Vice President of Strategy from July 2006 to December 2006. From 2000 to 2006, Mr. Bancel worked for Eli Lilly and Company in the United States, Great Britain and Belgium, where he successively held the positions of Managing Director, Executive Director for Global Manufacturing Strategy, Global Supply Chain and U.S. Distribution, and Supply Chain Manager. From 1995 to 1998, Mr. Bancel worked with bioMérieux in Japan, where he managed the industrial microbiology business for the Asia-Pacific region. During the past five years, Mr. Bancel has served on the board of directors of Targanta Therapeutics Corp. and he currently serves on the board of directors of Moderna Therapeutics, Knome, Inc., Qiagen and Syros. Mr. Bancel is a graduate of the Ecole Centrale Paris Engineering School. He holds an M.S. in biochemical engineering from the University of Minnesota and an M.B.A. from Harvard Business School. Our Board of Directors concluded that Mr. Bancel should serve as a director as of the date of this filing because of Mr. Bancel’s experience in the diagnostics industry, managing international commercial organizations and in strategic planning. The Board values his experience serving on other private and public company boards.

Timothy Harris, Ph.D., D.Sc., has served on our Board of Directors since April 2007. Since June 2011, Dr. Harris has served as the Senior Vice President of Translational Medicine at Biogen Idec. Dr. Harris has served as the Director of the Advanced Technology Program at SAIC Frederick since 2007 and Chief Technology Officer for SAIC Frederick since 2008. Prior to holding these positions, he served as the President and Chief Executive Officer of Novasite Pharmaceuticals Inc. from January 2005 to September 2006. Prior to that, he served as Chief Executive Officer for Structural GenomiX, Inc. (now part of Eli Lilly), a drug discovery and development company focused on innovative cancer therapeutics from 2003 to 2004 and as its President and Chief Executive Officer from 1999 to 2003. Dr. Harris started his career in biotechnology in 1981 as a group leader in Molecular Biology at Celltech Group (now UBC Pharma) and from 1989 to 1993 was Director of Biotechnology at Glaxo Group Research in the U.K. From 1993 until 1999, Dr. Harris was Chief Scientific

Officer and Vice President of Research and Development at Sequana Therapeutics Inc. in San Diego, which became Axys Pharmaceuticals, Inc. in 1998 and was subsequently acquired by Celera Genomics. During the past five years, Dr. Harris has served on the board of directors of Dendreon Corp. and he currently serves on the boards of directors of Origen Therapeutics, Inc. and Gyrasol Technologies and is Chairman of the Scientific Advisory Board of Bionomics Inc. in Australia. Dr. Harris received his Ph.D. in molecular virology from the University of Birmingham, U.K. Our Board of Directors concluded that Dr. Harris should serve as a director as of the date of this filing because he has extensive experience managing and serving on the boards of directors of life science companies. In addition, he brings valuable management, scientific and technological expertise to us, as well as extensive knowledge of commercial operations.

Stelios Papadopoulos, Ph.D., has served on our Board of Directors since 2003. Since 2000, he has served as Chairman of Fondation Santé, a private charitable foundation whose mission is to provide support for research and education in the life sciences. Dr. Papadopoulos served as Vice Chairman of Cowen and Company, LLC from 2003 until 2006 and as Managing Director from 2000 until 2003. While at Cowen and Company, LLC, he worked as an investment banker focused on the biotech and pharmaceutical sectors. Prior to joining Cowen and Company, LLC, he worked as an investment banker at PaineWebber, Incorporated, from 1987 to 2000, where he was Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology from 1996 to 2000. Dr. Papadopoulos is a co-founder and Chairman of the Board of Exelixis, Inc. Dr. Papadopoulos currently serves as chairman of the board of Regulus Therapeutics, Inc. and he is a member of the board of directors of Biogen Idec Inc. and Joule Unlimited, Inc. During the past five years, he also served on the board of directors of Anadys Pharmaceuticals, Inc. (until it was acquired by Roche in 2011), and Cellzome, Inc. (until it was acquired by GlaxoSmithKline in 2012). He is also a member of the board of visitors of Duke University School of Medicine and the board of Global Advisors of the Duke Institute of Health Innovation. Dr. Papadopoulos holds a Ph.D. in biophysics and an M.B.A. in finance, both from New York University. Our Board of Directors concluded that Dr. Papadopoulos should serve as a director as of the date of this filing because of his valuable corporate finance expertise and his deep scientific knowledge and familiarity with public and private life science companies. Having been a member of the compensation, audit and governance committees of public company boards, Dr. Papadopoulos is also familiar with a broad range of corporate and board functions. Dr. Papadopoulos brings a wealth of experience in founding, building and investing in life science companies.

Brian S. Posner has served on our Board of Directors since February 2012. Since May 2008, Mr. Posner has been a private investor and has served as the President of Point Rider Group LLC, a consulting and advisory services firm. He served as Chief Executive Officer, President and co-Chief Investment Officer of ClearBridge Advisors LLC, an asset management company based in New York and a wholly owned subsidiary of Legg Mason Inc. from December 2005 until March 2008. Prior to joining ClearBridge, Mr. Posner co-founded Hygrove Partners LLC, a hedge fund, in 2000 and served as the Managing Partner for five years. He served as a Portfolio Manager and an Analyst at Fidelity Investments from 1987 to 1996 and, from 1997 to 1999, he was co-Chief Investment Officer, Director of Research and Portfolio Manager at Warburg Pincus Asset Management/Credit Suisse Asset Management. During the past five years, Mr. Posner has served on the board of directors of Anadys Pharmaceuticals, Inc. and as a trustee of the RiverPark Funds, and he currently serves on the board of directors of Biogen Idec Inc. and Arch Capital Group Ltd. and is a trustee of the AQR Funds. Mr. Posner holds an undergraduate degree in history from Northwestern University and an M.B.A. in finance from the University of Chicago Booth School Of Business. Our Board of Directors concluded that Mr. Posner should serve as a director as of the date of this filing because his sound business judgment, professional investor’s perspective and vast Wall Street experience will further enhance our Board’s collective expertise. The Board values Mr. Posner’s substantial experience as a leading institutional investment manager and advisor, who brings over 20 years of professional asset management experience during which he was widely recognized for his value approach to investing.

Paul R. Sohmer, M.D., our President, Chief Executive Officer and Director (see biography in the section below titled “Executive Compensation – Executive Officers”)

Committees of the Board of Directors and Meetings

Our Board of Directors has an audit committee, a compensation committee and a nominating and governance committee. All of our committee charters are posted on our website at investor.bg-medicine.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 880 Winter Street, Suite 210, Waltham, Massachusetts 02451.

Meeting Attendance. During the fiscal year ended 2013 there were six meetings of our Board of Directors, and the various committees of the board met a total of ten times. No director attended fewer than 75% of the total number of meetings of the board and of the committees of the board on which he served during fiscal 2013. The board has adopted a policy under which each member of the board is strongly encouraged but not required to attend each annual meeting of our stockholders. All of our directors attended the annual meeting of our stockholders held in 2013.

Audit Committee. Our audit committee is comprised of Mr. Bains (chairman), Dr. Harris and Mr. Posner. All members of the audit committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The NASDAQ Stock Market LLC, or NASDAQ. Our Board of Directors has determined that Mr. Bains is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission. Please also see the Report of the Audit Committee set forth elsewhere in this proxy statement. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter. Our audit committee is authorized, among other things, to:

•	approve and retain the independent auditors to conduct the annual audit of our financial statements;

•	review the proposed scope and results of the audit;

•	review and pre-approve audit and non-audit fees and services;

•	review accounting and financial controls with the independent auditors and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us regarding accounting matters; and

•	oversee internal audit functions, if any.

Compensation Committee. Our compensation committee is currently comprised of Dr. Afeyan (chairman), Dr. Papadopoulos and Mr. Posner. All members of the compensation committee qualify as independent under the current definition promulgated by NASDAQ. At times when not all members of our compensation committee qualify as “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our Board of Directors, rather than our compensation committee, retains the authority to approve equity awards being granted to our directors and executive officers. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter. Our compensation committee is authorized, among other things, to:

•	review and recommend the compensation arrangements for management;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

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retain, obtain advice from, and directly oversee, compensation advisors, as necessary or helpful to inform compensation arrangements for management, and evaluate potential conflicts of interests in connection therewith;

•	administer our stock incentive and purchase plans; and

•	oversee the evaluation of management.

During fiscal 2013, the Compensation Committee engaged independent compensation consultant Radford, an Aon Hewitt company, or Radford, to assist it in considering and determining the compensation for our executive officers and directors. Radford is engaged by, and reports to, the Compensation Committee, which has the sole authority to hire or fire advisers, including compensation consultants, and to approve the fee arrangements for any work performed. Radford assists the Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The Compensation Committee has authorized Radford to interact with management on behalf of the Compensation Committee, in connection with advising the Compensation Committee, and Radford is included in discussions with management on matters being brought to the Compensation Committee for consideration and attends the meetings of the Compensation Committee. It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by our independent compensation consultant. In fiscal year 2013, Radford was the only compensation consultant who provided services to the Compensation Committee. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and the corporate governance rules of NASDAQ and concluded that Radford’s work for the Compensation Committee does not raise any conflict of interest.

Nominating and Governance Committee. Our nominating and governance committee is comprised of Dr. Papadopoulos (chairman), Dr. Afeyan and Mr. Posner. All members of the nominating and governance committee qualify as independent under the current definition promulgated by NASDAQ. Our nominating and governance committee’s role and responsibilities are set forth in the nominating and governance committee’s written charter. Our nominating and governance committee is authorized, among other things, to:

•	identify and nominate candidates for election to the Board of Directors;

•	evaluate the specific experience, qualifications, attributes and skills of each director relative to the Company’s needs for its Board of Directors;

•	develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and

•	lead the Board of Directors in its annual review of the Board of Directors’ performance.

Our nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, our nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. For each annual meeting, our nominating and governance committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least five percent of our common stock for at least one year. All stockholder recommendations for proposed director nominees must be in writing to the nominating and governance committee, in care of our Corporate Secretary at 880 Winter Street, Suite 210, Waltham, Massachusetts 02451, and must be received by the deadlines set forth in this proxy statement under the heading “Stockholder Proposals and Nominations for Director.” The recommendation must be accompanied by the following information concerning the recommending stockholder:

•	name, address and telephone number of the recommending stockholder;

•	the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•

if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission, together with a statement of the length of time that the shares have been held); and

•	a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next annual meeting.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act;

•	a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding BG Medicine; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the Board of Directors and to the governance of BG Medicine and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of BG Medicine. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the nominating and governance committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of BG Medicine for its stockholders;

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candidates should not have any interests that would materially impair his or her ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of BG Medicine;

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candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•	candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to us; and

•	candidates must have, and be prepared to devote, adequate time to the Board of Directors and its committees.

In addition, the nominating and governance committee will also take into account the extent to which the candidate would fill a present need on the Board of Directors, including the extent to which a candidate meets the independence and experience standards promulgated by the Securities and Exchange Commission and by NASDAQ.

Compensation Committee Interlocks and Insider Participation.

No member of our compensation committee has at any time been an employee of ours. None of our executive officers serves as a member of our Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Director Compensation

In June 2010, our Board of Directors adopted a Non-Employee Director Compensation Policy that became effective on February 9, 2011, the date we completed our initial public offering. The policy is designed to ensure that the compensation aligns the directors’ interests with the long-term interests of the stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our directors are fairly compensated. Directors who are also our employees, such as our Chief Executive Officer, will not receive additional compensation for their services as directors.

Under the policy, upon initial election or appointment to the Board of Directors, new non-employee directors receive a non-qualified stock option to purchase 8,410 shares of our common stock at an exercise price equal to the fair market value on the date of grant that vests one year from the date of grant. Each year of a non-employee director’s tenure, the director will receive a non-qualified stock option to purchase 4,205 shares of our common stock at an exercise price equal to the fair market value on the date of grant that vests one year from the date of grant. The options become fully vested and exercisable upon a change of control.

In addition, each non-employee director will be paid an annual retainer of $20,000, or $40,000 in the case of the chairperson, for their services. Committee members will receive additional annual retainers as follows:

Committee	Chairman	Member
Audit Committee	$10,000	$3,000
Compensation Committee	5,000	3,000
Nominating and Governance Committee	5,000	3,000

All members of our Board of Directors are eligible to receive full reimbursement of reasonable out-of-pocket expenses incurred for their attendance at our board meetings.

The following table sets forth a summary of the compensation earned by our directors in 2013, other than Dr. Sohmer, who is also our Chief Executive Officer, and Mr. Bouvier, who is our former Chief Executive Officer, and/or paid to certain of our directors in 2013, pursuant to certain agreements we have with them:

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	Total ($)
Stéphane Bancel (Chairman)(2)	$56,630	$74,452	$131,082
Noubar Afeyan, Ph.D.(3)	28,000	4,306	32,306
Harrison M. Bains(4)	30,000	4,306	34,306
Timothy Harris, Ph.D., D.Sc.(5)	23,000	4,306	27,306
Stelios Papadopoulos, Ph.D.(6)	29,000	4,306	33,306
Brian S. Posner(7)	29,000	4,306	33,306

(1)	These amounts represent the aggregate grant date fair value of options granted to each director in 2013 computed in accordance with ASC Topic 718. Valuation assumptions are described in the notes to financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed on March 27, 2014.

(2)	As of December 31, 2013, Mr. Bancel held options to purchase 304,710 shares of our common stock, of which 302,684 were vested.
(3)	As of December 31, 2013, Dr. Afeyan held options to purchase 12,615 shares of our common stock, of which 8,410 were vested.
(4)	As of December 31, 2013, Mr. Bains held options to purchase 53,434 shares of our common stock, of which 40,819 were vested.
(5)	As of December 31, 2013, Dr. Harris held options to purchase 53,434 shares of our common stock, of which 40,819 were vested.
(6)	As of December 31, 2013, Dr. Papadopoulos held options to purchase 12,615 shares of our common stock, of which 8,410 were vested.
(7)	As of December 31, 2013, Mr. Posner held options to purchase 12,615 shares of our common stock, of which 8,410 were vested.

Agreement with Our Chairman

Effective July 25, 2011 to November 1, 2013, Stéphane Bancel, Chairman of the Board, served as the Company’s Executive Chairman. Stéphane Bancel’s arrangement with the Company as its Executive Chairman was a part-time, at-will commitment with no set term. In connection with the commencement of his duties as Executive Chairman, on July 25, 2011, Mr. Bancel was granted an option to purchase 235,390 shares of the Company’s common stock, at an exercise price of $8.11, which was the closing stock price on the date of grant. One-third of the shares subject to the option vested on the first anniversary of his appointment and the remaining two-thirds vest quarterly in equal amounts for the following eight quarters. The vesting for Mr. Bancel’s option will accelerate by nine months in the event of the closing of a transaction resulting in a change in control of the Company. In addition, Mr. Bancel received cash compensation of $150,000 per year for his participation in this role, which payments commenced on January 1, 2012, and he was eligible to earn an annual bonus of up to $50,000 per year based on performance criteria set by, and evaluated in the discretion of, our Board of Directors.

Effective May 1, 2013, our Board of Directors amended Mr. Bancel’s agreement to convert the form of consideration payable under the consulting agreement from $150,000 in cash to $150,000 payable in stock options, subject to Mr. Bancel’s continued service as Executive Chairman under the consulting agreement. Mr. Bancel received a non-qualified stock option to purchase shares of our common stock equivalent to $37,500, granted on a quarterly basis on each May 1, August 1, November 1 and February 1, the number of shares underlying each such stock option was calculated by the Company based on a Black-Scholes calculation ( using the assumption the Company uses to determine the fair value of an option grant in accordance with the accounting rules) on the grant date at the beginning of each quarter for which Mr. Bancel provided services and each quarterly option vested as to 100% of the share underlying such option at the end of such quarter.

Effective December 17, 2013, our Board of Directors terminated Mr. Bancel’s agreement and changed his role with the Company from Executive Chairman to Chairman of the Board with retroactive effect to November 1, 2013 and accordingly, as of November 1, 2013, Mr. Bancel (i) ceased vesting in the stock option that was granted to him on July 25, 2011, (ii) ceased receiving all other compensation set forth in his consulting agreement and (iii) began receiving compensation as Chairman of the Board under the Company’s non-employee director compensation policy, including $40,000 cash retainer per year, plus annual stock grants.

Board Leadership Structure

Our current board leadership structure separates the positions of Chief Executive Officer and Chairman, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the organization at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer is primarily responsible for our operations and commercial strategy, while our Chairman is primarily focused on matters pertaining to our strategic direction and corporate governance, including management oversight. While the Board believes that this is the most appropriate structure for the Company at this time, the Board retains the authority to change the board structure, including the possibility of combining the Chief Executive Officer and Chairman positions, if it deems such a change to be appropriate in the future.

Board Role in Risk Oversight

The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts. Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the audit committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The compensation committee assists the Board in its oversight of the evaluation and management of risks related to our compensation policies and practices. The nominating and governance committee oversees the Company’s director independence and corporate governance policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner, the Board is able to coordinate its risk oversight.

Diversity

Our nominating and governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees for director. However, the nominating and governance committee will consider issues of diversity among the members of the Board in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and experience on the Board and its committees.

Stockholder Communications to the Board

Our Board of Directors encourages open, frank and candid communications with our stockholders to the extent permissible under our internal policies and applicable laws and regulations. Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Senior Vice President, Executive Operations and Human Resources, is primarily responsible for monitoring communications from stockholders. All security holder communications meeting the requirements listed below and addressed to the Board will be forwarded to the Chairman of the Board for consideration of the Board at its next meeting.

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (781) 434-0204. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Board of Directors at Attn: Security Holder Communication, Board of Directors, BG Medicine, Inc., 880 Winter Street, Suite 210, Waltham, MA 02451. Communications should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of the securities of the Company that the person holds;

•	any special interest, meaning an interest not in the capacity as a stockholder of the Company, that the person has in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. The following types of communications are not appropriate for delivery to directors under these procedures:

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communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers and suppliers) generally;

•	communications that advocate the Company’s engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

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communications that have no rational relevance to the business or operations of the Company (it being understood, however, that issues of social concern arising by reason of the business and operations of the Company are not intended to be excluded under this criterion).

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers and their respective ages and positions as of April 15, 2014 are as follows:

Name	Age	Position
Paul R. Sohmer, M.D.	65	President, Chief Executive Officer and Director
Stephen P. Hall	63	Executive Vice President, Chief Financial Officer and Treasurer
Anastasia Rader	52	Senior Vice President, Executive Operations and Human Resources
Aram Adourian, Ph.D.	44	Senior Vice President, Chief Scientific Officer

The biographies of our executive officers appear below.

Paul R. Sohmer, M.D. joined us in May 2013 as President, Chief Executive Officer and a member of the Board of Directors. Dr. Sohmer served as President and Chief Executive Officer of Viracor-IBT Laboratories, Inc., a diagnostic and research laboratory specializing in allergy, immunology, and infectious disease testing from January 2011 to September 2012. Prior to joining Viracor-IBT Laboratories, from February 2009 to January 2011, Dr. Sohmer served as Chief Executive Officer of Orthocon, Inc., a company that develops, manufactures, markets, and sells implantable products designed to stop bone bleeding. From 2007 to 2009, Dr. Sohmer served on the RadPharm, Inc. Board of Directors, and from 2008 to 2009, he served as Chairman of the Board of Directors of Molecular Biometrics, Inc. Dr. Sohmer served as Interim CEO of Cylex, Inc. from January through March of 2008 and CEO of Pathway Diagnostics from May to September of 2008. From June 2000 to December 2006, Dr. Sohmer served as Chairman, President and Chief Executive Officer of TriPath Imaging, Inc. (NASDAQ:TPTH). From 1997 to 2000, Dr. Sohmer served as President and Chief Executive Officer of Neuromedical Systems, Inc. (NASDAQ:NSIX). From 1992 to 1996, Dr. Sohmer served as President and Chief Executive Officer of Genetrix, Inc., a genetic testing lab. From 1991-1992, Dr. Sohmer served as Vice President of Professional Services for Nichols Institute. From 1985 to 1991, Dr. Sohmer served as President and Chief Executive Officer of Pathology Institute, Inc., where he led the first commercial introduction of polymerase chain reaction (PCR) for diagnosis of HIV and founded the Chiron Reference Laboratory. Dr. Sohmer received his B.A. from Northwestern University and M.D. from the Chicago Medical School. Dr. Sohmer was named the Ernst and Young Carolinas Life Sciences Entrepreneur of the Year in 2005.

Stephen P. Hall joined us in December 2013 as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining us, Mr. Hall served as Vice President of Finance and Chief Accounting Officer of Stemline Therapeutics, Inc., a public biopharmaceutical company, from October 2012 to November 2013. Previously, Mr. Hall was founder and managing director of Deimos Consulting, LLC, a management consulting firm specializing in life sciences. Mr. Hall has also served as Senior Vice President, Chief Financial Officer, Chief Compliance Officer and Treasurer of Orthocon, Inc., a New York-based medical products company, from October 2009 to October 2010. Prior to this, Mr. Hall served as Senior Vice President, Chief Financial Officer and Treasurer of Helicos BioSciences, a public life science company, from May 2008 until August 2009. Mr. Hall previously served as Senior Vice President and Chief Financial Officer of TriPath Imaging, Inc., a public cancer diagnostics company, from September 2001 to December 2006, when it was acquired by Becton, Dickinson and Company, at which time Mr. Hall continued to serve as Senior Advisor to Becton, Dickinson and Company from December 2006 to June 2007. Mr. Hall served as Chief Financial Officer of Colorado Medtech, Inc., a public medical products and services company, from September 1999 until August 2001 and also served as President of its Imaging and Power System Division. From September 1990 to August 1993, he served as Chief Financial Officer for BioTechnica International, Inc., a publicly-held agricultural products company. Mr. Hall spent four years with the accounting firm of Peat, Marwick, Mitchell & Co. He earned an A.B. degree from Harvard College and an MBA from the Stanford Graduate School of Business.

Anastasia Rader joined us in January 2004 as our Vice President, Human Resources and was appointed as our Senior Vice President, Executive Operations and Human Resources in January 2010. Prior to joining us and since 1999, Ms. Rader was a Vice President at Flagship Ventures and Vice President, Human Resources, of

NewcoGen. During her tenure with Flagship, Ms. Rader consulted with numerous portfolio companies on human resources operational issues. Prior to joining Flagship, Ms. Rader was Corporate Director of Worldwide Employment and Staffing for Applera Corporation (now Life Technologies) following the merger of Perkin Elmer and PerSeptive Biosystems in 1998. Ms. Rader was responsible for all human resources functions at PerSeptive from 1992 to 1998. During this period, she oversaw the hiring of 600 global employees and the implementation of core human resources processes and programs as well as equity and compensation structures to accommodate the company’s growth. Ms. Rader was also a key member of corporate due diligence teams for a number of PerSeptive acquisitions and was instrumental in the integration and assimilation process for the merger of Perkin Elmer and PerSeptive Biosystems in 1998. Ms. Rader holds a B.S. from Babson College.

Aram Adourian, Ph.D. joined us in August 2000 as Director, Advanced Technologies, and served in such position until June 2002. From June 2002 until October 2003, Dr. Adourian worked as our Senior Director, Technology Assessment. In October 2003, Dr. Adourian was promoted to Vice President, Computational Sciences and served in such position until January 2007, when he was designated a general Vice President and served in such position until January 2009. In January 2009, Dr. Adourian was appointed as our Vice President, Scientific Affairs. In October 2012, Dr. Adourian was appointed as our Senior Vice President, Chief Scientific Officer. Prior to joining us, Dr. Adourian worked at the Whitehead Institute for Biomedical Research at the Massachusetts Institute of Technology. While at MIT, Dr. Adourian served as Project Manager for Bioinformatics specializing in the development of novel systems and approaches for biomolecular sequencing, analysis and modeling. Dr. Adourian earned his Ph.D. at Harvard University in Statistical Physics, where he was a recipient of the Rudenberg Research Prize, and received his undergraduate degree in Physics from Cornell University.

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal years ended December 31, 2013 and 2012 to (1) our chief executive officer, (2) our former chief executive officer, (3) our former chief financial officer and (4) our two other highest paid executive officers during 2013. We refer to these five officers as our named executive officers.

Name and principal position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Paul R. Sohmer, M.D.(2)	2013	$258,465	$734,798	$—	$27,716	$1,020,979
President and Chief Executive Officer

Eric Bouvier(3)	2013	142,424	111,650	—	300,000	554,074
Former President and Chief Executive Officer	2012	400,000	2,356,775	—	—	2,756,775

Charles H. Abdalian, Jr.(4)	2013	264,987	25,375	—	217,500	507,862
Former Executive Vice President, Chief Financial Officer and Treasurer	2012	58,795	117,628	—	—	176,423

Anastasia Rader	2013	194,792	94,916	—	—	289,708
Senior Vice President, Executive Operations and Human Resources	2012	242,050	147,002	—	—	389,052

Aram Adourian, Ph.D.	2013	275,000	263,133	—		538,133
Senior Vice President, Chief Scientific Officer	2012	256,096	287,897	—		543,993

(1)	These amounts represent the aggregate grant date fair value of the options for fiscal years 2013 and 2012 computed in accordance with ASC Topic 718. Valuation assumptions are described in the notes to financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed on March 27, 2014.

(2)	Effective May 8, 2013, Dr. Sohmer was appointed President, Chief Executive Officer and Director, and accordingly, his salary for 2013 represents the prorated amount earned in 2013 based on an annual base salary of $400,000. The amount reported under “All Other Compensation” for 2013 represents the additional compensation Dr. Sohmer received pursuant to his employment agreement, which includes his rental expenses and car lease expenditures.
(3)	Effective May 8, 2013, Mr. Bouvier, our former President and Chief Executive Officer resigned from the Company and accordingly, his salary for 2013 represents the prorated amount earned in 2013 based on an annual base salary of $400,000. The unvested portion of Mr. Bouvier’s option awards were forfeited in connection with his resignation. The amount reported under “All Other Compensation” for 2013 represents the nine months of severance Mr. Bouvier received pursuant to his employment agreement.
(4)	Effective November 13, 2013, Mr. Abdalian, our former Executive Vice President, Chief Financial Officer and Treasurer resigned from the Company, and accordingly, his salary for 2013 represents the prorated amount earned in 2013 based on an annual base salary of $290,000. The unvested portion of Mr. Abdalian’s option awards were forfeited in connection with his resignation. The amount reported under “All Other Compensation” for 2013 represents the nine months of severance Mr. Abdalian received pursuant to his employment agreement.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements With Our Named Executive Officers

Paul R. Sohmer, M.D. Effective May 8, 2013, we appointed Dr. Sohmer as our President and Chief Executive Officer and entered into an employment agreement with him, which sets forth his compensation and certain other terms. Pursuant to his employment agreement, Dr. Sohmer will be paid an annual base salary of $400,000 and he will be eligible to receive an annual bonus of up to 50% of his annual base salary upon the achievement of specific milestones to be mutually agreed upon by the Board and Dr. Sohmer. The employment agreement also provides that Dr. Sohmer was to receive a stock option to purchase 700,000 shares of our common stock, a portion of which was granted as an inducement material to Dr. Sohmer’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4). The stock option was granted on May 10, 2013 at an exercise price of $1.67 per share, which was the closing price of our common stock on the NASDAQ Global Market on the grant date. The stock option has a ten-year term, vests over four years with 25% of the stock option vesting on the anniversary of Dr. Sohmer’s start date and the remaining 75% of the stock option vesting in equal installments on a quarterly basis thereafter. In addition, when the Company first achieves $10,000,000 in net sales during a twelve-month period and Dr. Sohmer is providing services to us at such time, the Company has agreed to grant him 350,000 restricted stock units of the Company. The restricted stock units will vest 25% on the first anniversary of the twelfth calendar month end that marked the achievement of the above-referenced performance milestone, and thereafter the remaining 75% shall vest in equal installments on a quarterly basis on the last day of each quarter over a period of three years following such first anniversary, provided that Dr. Sohmer remains employed by the Company on the applicable vesting date. In addition, when the Company first achieves $30,000,000 in net sales during a twelve-month period and Dr. Sohmer is providing services to us at such time, the Company has agreed to grant him 350,000 restricted stock units of the Company. The restricted stock units will vest 25% on the first anniversary of the twelfth calendar month end that marked the achievement of the above-referenced performance milestone, and thereafter the remaining 75% shall vest in equal installments on a quarterly basis on the last day of each quarter over a period of three years following such first anniversary, provided that Dr. Sohmer remains employed by the Company on the applicable vesting date. If the Company consummates a change of control (as defined in Dr. Sohmer’s employment agreement), his then outstanding but unvested restricted stock units and stock options will become fully vested and immediately exercisable. As a condition of his employment, Dr. Sohmer entered into a non-competition and non-solicitation agreement pursuant to which he agreed to not compete with us for a period of twelve months after the termination of his employment. Bonuses were not awarded for the 2013 fiscal year.

Eric Bouvier, Pharm.D. We entered into an employment agreement with Mr. Bouvier, our former President and Chief Executive Officer on January 9, 2012. Since that time and until his resignation from the Company on

May 8, 2013, Mr. Bouvier’s annual base salary was $400,000. Pursuant to the employment agreement, Mr. Bouvier had the opportunity to earn an annual performance bonus of up to 50% of his salary, based on achievement of a series of personal and corporate objectives that our Board of Directors and Mr. Bouvier define annually, and was also eligible to receive annual stock option grants based on our corporate performance. Mr. Bouvier received a stock option to purchase 110,000 shares of our common stock, which was granted in April 2013. Bonuses were not awarded for the 2012 or 2013 fiscal years. As a condition of his employment, Mr. Bouvier entered into a non-competition and non-solicitation agreement pursuant to which he agreed to not compete with us for a period of twelve months after the termination of his employment. We agreed to pay health insurance premiums and pension contributions to certain French health insurance and pension providers for so long as he is eligible for such health insurance and pension benefits. In addition, when Mr. Bouvier commenced his employment with us in 2012, he received a stock option to purchase 725,675 shares of our common stock as an inducement material to Mr. Bouvier’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4). The stock option was granted on January 9, 2012, the commencement date of his employment, at an exercise price of $5.17 per share, which was the closing price of our common stock on the NASDAQ Global Market on January 9, 2012. Due to Mr. Bouvier’s resignation, all of the above options have been forfeited.

Effective May 8, 2013, Mr. Bouvier resigned as our President, Chief Executive Officer and director and received certain benefits in connection with the termination of his employment, as discussed below under “— Potential Payments Upon Termination or Change of Control.”

Charles H. Abdalian, Jr. We entered into an employment agreement with Mr. Abdalian, our former Executive Vice President, Chief Financial Officer and Treasurer, on October 13, 2012. Since the commencement of his employment with us on October 18, 2012 and until his resignation from the Company on November 13, 2013, Mr. Abdalian’s annual base salary was $290,000. In addition, when Mr. Abdalian commenced his employment with us in 2012, he received a stock option to purchase 140,000 shares of our common stock. Pursuant to his employment agreement, Mr. Abdalian had the opportunity to earn an annual performance bonus of up to 40% of his annual salary, based on the achievement of certain milestones that our Board of Directors and the President and Chief Executive Officer define annually. Mr. Abdalian received a stock option to purchase 25,000 shares of our common stock, which was granted in April 2013. Bonuses were not awarded for the 2012 or 2013 fiscal years.

As a condition of his employment, Mr. Abdalian entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with us for a period of twelve months after the termination of his employment.

Effective November 13, 2013, Mr. Abdalian resigned from the Company and received certain benefits in connection with the termination of his employment, as discussed below under “— Potential Payments Upon Termination or Change of Control.”

Anastasia Rader. Ms. Rader’s annual base salary during the period January 1, 2012 through January 7, 2013 was $242,050. On January 7, 2013, we entered into an employment agreement with Ms. Rader for a pro rata modification representing 60% of her prior commitment, resulting in an annual base salary for the remainder of 2013 of $145,230 based on an anticipated workweek of 24 hours. In addition, Ms. Rader is compensated for hours worked in excess of 24 hours per week at $120 per hour. On April 26, 2013, Ms. Rader received a time-based and performance-based stock option to purchase 90,000 shares of our common stock in the aggregate. Bonuses were not awarded for the 2012 or 2013 fiscal years.

As a condition of her employment, Ms. Rader has entered into a non-competition and non-solicitation agreement pursuant to which she has agreed not to compete with us for a period of twelve months after the termination of her employment.

Ms. Rader is entitled to certain benefits in connection with a termination of her employment or a change of control discussed below under “— Potential Payments Upon Termination or Change of Control.”

Aram Adourian, Ph.D. Dr. Adourian’s annual base salary during the period January 1, 2012 through October 3, 2012 was $250,000. On October 17, 2012, we entered into an employment agreement with Dr. Adourian that took effect on October 4, 2012, pursuant to which his annual base salary was increased to $275,000, which remained in effect throughout 2013. Pursuant to his employment agreement, Dr. Adourian will be eligible to receive an annual bonus of up to 35% of his annual base salary upon the achievement of performance milestones. On April 26, 2013, Dr. Adourian received a time-based stock option and a performance-based stock option to purchase 250,000 shares of our common stock in the aggregate. Bonuses were not awarded for the 2012 or 2013 fiscal years.

As a condition of his employment, Dr. Adourian has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with us for a period of twelve months after the termination of his employment.

Dr. Adourian is entitled to certain benefits in connection with a termination of his employment or a change of control discussed below under “— Potential Payments Upon Termination or Change of Control.”

Confidential Information and Assignment of Inventions Agreements

Each of our named executive officers has also entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2013. Unless otherwise indicated below, all stock options listed in the following table were granted under the 2001 Stock Option and Incentive Plan, as amended, or the 2010 Employee, Director and Consultant Stock Plan, which we refer to as the 2001 Plan and 2010 Plan, respectively.

Name and principal position	Number of Securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date
Paul R. Sohmer, M.D.	—		700,000	(1)	$1.67	May 10, 2023
President and Chief Executive Officer

Eric Bouvier, Pharm.D.	—	(2)	—	(2)	—	—
Former President and Chief Executive Officer

Charles H. Abdalian, Jr.	35,000	(3)	—		1.33	December 10, 2022
Former Executive Vice President, Chief Financial Officer and Treasurer

Anastasia Rader	56,073		—		0.90	August 26, 2014
Senior Vice President, Executive Operations	28,036		—		0.90	December 8, 2015
and Human Resources	11,999		—		7.50	September 16, 2018
	5,999		—		7.50	January 23, 2019
	4,499		—		10.67	January 23, 2020
	16,656	(4)	9,995	(4)	7.96	June 30, 2021
	13,125	(5)	16,875	(5)	7.84	February 22, 2022
	—		90,000	(6)	1.69	April 26, 2023

Name and principal position	Number of Securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date

Aram Adourian, Ph.D.	28,036		—		0.90	April 15, 2014
Senior Vice President, Chief Scientific Officer	42,054		—		0.90	December 8, 2015
	43,199		—		7.50	September 16, 2018
	4,499		—		7.50	January 23, 2019
	4,874		—		10.67	January 23, 2018
	20,260	(7)	12,157	(7)	7.96	June 30, 2021
	17,500	(8)	22,500	(8)	7.84	February 22, 2022
	10,000	(9)	30,000	(9)	3.61	October 4, 2022
	—		250,000	(10)	1.69	April 26, 2023

(1)	Represents shares issuable upon exercise of an incentive stock option and a non-qualified stock option, the latter of which was granted as an inducement material to Dr. Sohmer’s acceptance of employment with us and was not granted under the 2010 Plan or the 2001 Plan. In the aggregate, 25% of the total number of shares subject to these options vests on May 8, 2014 and the remainder vests 6.25% per quarter thereafter.
(2)	Due to Mr. Bouvier’s resignation and forfeiture of his options, he had no options outstanding at December 31, 2013.
(3)	Due to Mr. Abdalian’s resignation, he had options to purchase 35,000 shares outstanding at December 31, 2013 and the remainder of his options had been forfeited.
(4)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vests on June 30, 2012 and the remainder vests 6.25% per quarter thereafter.
(5)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vests on February 22, 2013 and the remainder vests 6.25% per quarter thereafter.
(6)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. With respect to 75,000 of these shares, 25% vests on April 26, 2014 and the remainder vests 6.25% per quarter thereafter. With respect to 15,000 of these shares, vesting was based on performance, which was determined in March 2014 not to have been achieved.
(7)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vests on June 30, 2012 and the remainder vests 6.25% per quarter thereafter.
(8)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. the aggregate, 25% of the total number of shares subject to these options vests on February 22, 2013 and the remainder vests 6.25% per quarter thereafter.
(9)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. In the aggregate, 25% of the total number of shares subject to these options vests on October 4, 2013 and the remainder vests 6.25% per quarter thereafter.
(10)	Represents shares issuable upon exercise of options granted pursuant to an incentive stock option agreement and a non-qualified stock option agreement. With respect to 200,000 of these shares, 25% vests on April 26, 2014 and the remainder vests 6.25% per quarter thereafter. With respect to 50,000 of these shares, vesting was based on performance, which was determined in March 2014 not to have been achieved.

Additional Narrative Disclosure

We have a defined contribution retirement plan in which all employees are eligible to participate. Our plan is intended to qualify under Section 401(k) of the Internal Revenue Code so that contributions by employees and by us to our plan and income earned on plan contributions are not taxable to employees until withdrawn or distributed from the plan, and so that contributions, including employee salary deferral contributions, will be deductible by us when made. We do not currently provide matching contributions under this plan but may choose to do so in the future. We also contribute to medical, disability and other standard insurance for our employees. Our non-employee directors do not receive pension, retirement or similar benefits from us. We have in the past provided our employees severance payments for involuntary termination in an amount equal to two weeks per year of service, not to exceed 10 weeks, and expect to continue this practice in the future.

Potential Payments upon Termination or Change of Control

We have agreed to provide severance benefits and change of control arrangements to our current executives, as described below.

Paul R. Sohmer, M.D. Dr. Sohmer’s employment agreement provides that in the event that his employment is involuntarily terminated other than for cause, disability or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve months of his then current annual base salary, which will be payable over twelve months, (b) the payment equal to twelve months of health insurance premiums at the Company’s then normal rate of contribution, and (c) payment of his annual bonus if termination takes place on or after December 31 of any calendar year but before the annual bonus for that year is paid. Receipt of these severance and benefits is subject to the execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company. In addition, Dr. Sohmer’s employment agreement provides that if his employment is involuntarily terminated within twelve months following the consummation of a change of control (as defined in Dr. Sohmer’s employment agreement) for reasons other than for cause, disability, or death, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve months of his then current annual base salary, which will be payable over twelve months, (b) the payment equal to twelve months of health insurance premiums at the Company’s then normal rate of contribution, (c) payment of his annual bonus if termination takes place on or after December 31 of any calendar year but before the annual bonus for that year is paid and (d) his then-outstanding but unvested restricted stock units and stock options shall become fully vested and immediately exercisable as to all remaining then-unvested. As a condition of employment, Dr. Sohmer has entered into a non-competition and non-solicitation agreement pursuant to which he has agreed not to compete with the Company for a period of twelve months after the termination of his employment. Receipt of his severance and other termination benefits is subject to his execution of a separation agreement and his compliance with his non-competition, confidentiality and intellectual property-related obligations to the Company.

Eric Bouvier. Mr. Bouvier resigned in May 2013. Pursuant to the terms of Mr. Bouvier’s letter agreement, and conditioned upon his execution of a separation agreement which contains, among other things, a full and general release of claims, Mr. Bouvier was entitled to and received severance pay equivalent to nine months of his annual base salary and nine months of health benefit continuation at our normal rate of contribution for employees. Pursuant to the terms of Mr. Bouvier’s option agreements, no acceleration of his options occurred as a result of his separation, his vested options remained exercisable for three months following his separation and his unvested options were forfeited.

Charles H. Abdalian, Jr. Mr. Abdalian resigned in November 2013. Pursuant to the terms of Mr. Abdalian’s letter agreement, and conditioned upon his execution of a separation agreement which contains, among other things, a full and general release of claims, Mr. Abdalian was entitled to and received severance pay equivalent to nine months of his annual base salary and nine months of health benefit continuation at our normal rate of contribution for employees. Pursuant to the terms of Mr. Abdalian’s option agreements, no acceleration of his options occurred as a result of his separation, his vested options remained exercisable for three months following his separation and his unvested options were forfeited.

Anastasia Rader. The employment agreement that we entered into with Ms. Rader in January 2013 provides that if her employment is involuntarily terminated for reasons other than for cause, disability, or death at any time, or she resigns her employment with the Company for any reason other than in anticipation of a termination by the

Company for cause, she will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to six months of her original annual base salary, which will be payable over six months and (b) the payment equal to six months of her health insurance premiums at the Company’s then normal rate of contribution. In addition, we are a party to an amended and restated change of control cash severance agreement with Ms. Rader. If Ms. Rader is not offered comparable employment with the successor upon a change of control, or she begins employment with the successor but resigns for good reason or is terminated without cause within twelve months following the change of control, then Ms. Rader has the right to receive a severance payment in an amount equal to six months of base salary then in effect, one-half of which is payable within thirty days following the triggering event and the balance upon the earlier of six months following the triggering event or her death. Ms. Rader also has the right to continuation of benefits then in effect for a period of six months following the triggering event. Pursuant to the terms of Ms. Rader’s option agreements, upon a change of control, Ms. Rader’s unvested options will accelerate by nine months.

Aram Adourian, Ph.D. The employment agreement that we entered into with Dr. Adourian in October 2012 provides that if his employment is involuntarily terminated for reasons other than for cause, disability, or death at any time, or he resigns his employment with the Company for any reason other than in anticipation of a termination by the Company for cause, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to six months of his original annual base salary, which will be payable over six months and (b) the payment equal to six months of his health insurance premiums at the Company’s then normal rate of contribution. In addition, we are a party to an amended and restated change of control cash severance agreement with Dr. Adourian. If Dr. Adourian is not offered comparable employment with the successor upon a change of control, or he begins employment with the successor but resigns for good reason or is terminated without cause within twelve months following the change of control, then Dr. Adourian has the right to receive a severance payment in an amount equal to six months of base salary then in effect, one-half of which is payable within thirty days following the triggering event and the balance upon the earlier of six months following the triggering event or his death. Dr. Adourian also has the right to continuation of benefits then in effect for a period of six months following the triggering event. Pursuant to the terms of Dr. Adourian’s option agreements, upon a change of control, Dr. Adourian’s unvested options will accelerate by nine months.

Each executive is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive from competing with us during the term of his or her employment and for twelve months after termination of employment. We believe that the severance and change of control packages for our executive officers are consistent with severance and change of control packages offered to executive officers of comparable companies as represented by compensation data we have reviewed.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013, with respect to common stock that may be issued under the Company’s existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,897,269(3)	$4.15	923,084(4)

Equity compensation plans not approved by security holders(2)	700,000	$1.67	—

Total	2,597,269	$3.48	923,084

(1)	Consists of the 2001 Stock Option and Incentive Plan (the “2001 Stock Plan”), the 2010 Employee, Director and Consultant Stock Plan (the “2010 Stock Plan”), and the 2010 Employee Stock Purchase Plan (the “2010 ESPP”).
(2)	Consists of a stock option to purchase 700,000 shares of common stock granted to Dr. Sohmer, our President and Chief Executive Officer, pursuant to his employment agreement with us as an inducement material to Dr. Sohmer‘s acceptance of his employment.
(3)	Consists of outstanding options to purchase 570,976 shares of common stock under the 2001 Stock Plan and 1,326,293 shares of our common stock under the 2010 Stock Plan.
(4)	Consists of 770,887 shares of common stock available for future issuance under the 2010 Stock Plan and 152,197 shares of common stock available for issuance under the 2010 ESPP. There are no shares of common stock available for future issuance under the 2001 Stock Plan. Shares under the 2010 Stock Plan may become the subject of future awards in the form of incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock based awards. Only shares of common stock are issuable under the 2010 ESPP. Under the 2010 ESPP, each eligible employee may purchase a limited number of shares of the common stock of the Company two times each year (on May 15 and November 15) at a purchase price equal to 85% of the fair market value of the common stock on the first business day of the offering period or the last business day of the offering period, whichever is lower.

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plan

As an inducement material to Dr. Sohmer’s acceptance of his employment as our President and Chief Executive Officer, Dr. Sohmer was granted stock options to purchase 700,000 shares of common stock pursuant to his employment agreement with us. These stock options were not approved by our stockholders. The stock options were granted on May 10, 2013 at an exercise price of $1.67 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date. The stock option has a ten-year term, vests over four years with 25% of the stock option vesting on May 8, 2014 and the remaining 75% of the stock option vesting in equal installments on a quarterly basis thereafter, and contains certain acceleration provisions in the event of a change of control of the Company.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at http://investor.bg-medicine.com/governance.cfm. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2013, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management and Deloitte & Touche LLP, our independent registered public accounting firm;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 16 – Communications with Audit Committees; and

•

Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee and the Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the members constituting the Audit Committee on March 13, 2014 recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Members of the BG Medicine, Inc. Audit Committee on

March 13, 2014:

Harrison M. Bains, Chair

Timothy Harris, Ph.D., D.Sc.

Brian S. Posner

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2013 were met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of the transactions in which we have engaged, over the past two years, since January 1, 2012 with our directors and officers and then beneficial owners of more than five percent of our voting securities and their affiliates.

Participation in Follow-on Underwritten Public Offering

In January 2013, we closed a follow-on underwritten public offering of 6,900,000 shares of our common stock at a price to the public of $2.00 per share, including an aggregate of 2,250,000 shares to the following directors and beneficial owners of more than five percent of our voting securities, and their affiliates:

Name	Number of Shares of Common Stock	Aggregate Purchase Price
Entities affiliated with Flagship Ventures(1)	2,000,000	$4,000,000
Stelios Papadopoulos(2)	250,000	500,000

(1)	Includes 75,000 shares of common stock purchased by AGTC Advisors Fund, L.P., 500,000 shares of common stock purchased by Applied Genomic Technology Fund, L.P., 1,050,000 shares of common stock purchased by Flagship Ventures Fund 2007, L.P., 125,000 shares of common stock purchased by NewcoGen Equity Investors LLC and 250,000 shares of common stock purchased by NewcoGen Group LLC. Noubar B. Afeyan, Ph.D., one of our directors, is affiliated with all entities affiliated with Flagship Ventures.
(2)	Dr. Papadopoulos is a director of the Company.

Investor Rights Agreement

In connection with the Series D redeemable convertible preferred stock financing, we entered into the Fourth Amended and Restated Investor Rights Agreement, dated as of July 10, 2008, with entities affiliated with Flagship; Gilde; Stelios Papadopoulos; Humana; Legg Mason; GE; SMALLCAP; and certain of our other stockholders. This agreement terminated upon our initial public offering, other than the portions relating to registration rights, which will continue in effect and entitle the holders of such rights to have us register their shares of our common stock for sale in the United States. These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of our common stock included in any such registration under certain circumstances. We are generally required to pay all expenses incurred in connection with registrations effected in connection with the following rights, excluding underwriting discounts and commissions. The registration rights described below shall not apply to shares of common stock that are eligible to be sold by persons who are not affiliates of the Company (as defined in Rule 144 of the Securities Act), and have not been affiliates of the Company during the preceding three months, pursuant to Rule 144(b)(1) under the Securities Act.

Demand Rights. Any holder or holders who collectively hold registrable securities representing at least 40% of the registrable securities then outstanding shall have the right, exercisable by written notice, to have us prepare and file a registration statement under the Securities Act covering the registrable securities that are the subject of such request; provided, that we are not obligated to prepare and file a registration statement if neither Form S-3 nor another short form registration statement is available to us, unless the registrable securities that are the subject of such request have an expected aggregate offering price to the public of at least $1,000,000. Subject to the foregoing, the holders shall be permitted one demand registration. In addition, under certain circumstances, the underwriters, if any, may limit the number of shares of our common stock included in any such registration, and we may postpone or suspend the filing or effectiveness of such registration.

Piggyback Rights. If at any time we propose to register our common stock under the Securities Act, other than in a registration statement relating solely to sales of securities to participants in a dividend reinvestment plan, or

Form S-4 or S-8 or any successor form or in connection with an acquisition or exchange offer or an offering of securities solely to our existing stockholders or employees, we are required to (i) give prompt written notice to all holders of registrable securities of our intention to effect such a registration and (ii) include in such registration all registrable securities which are permitted under applicable securities laws to be included in the form of registration statement we select and with respect to which we have received written requests for inclusion therein within 30 days after the receipt of our notice. We shall have the right to postpone or withdraw any such registration without obligation to any stockholder. In addition, under certain circumstances, the underwriters, if any, may limit the number of shares of our common stock included in any such registration.

Transactions with Principal Stockholders

On May 21, 2012, we issued 25,939 shares of our common stock to NewcoGen — PE LLC upon the net exercise of previously issued warrants to purchase shares of our common stock.

On August 20, 2012, we issued 21,537 shares of our common stock to NewcoGen — Elan LLC upon the net exercise of previously issued warrants to purchase shares of our common stock.

On June 11, 2013, we issued 326,860 shares of our common stock to Gilde Europe Food & Agribusiness Fund B.V upon the net exercise of previously issued warrants to purchase shares of our common stock.

Agreements with Directors and Executive Officers

Please see “Executive Compensation” for additional information regarding compensation of our executive officers and directors.

We have entered into agreements with our named executive officers. For information regarding these agreements, please refer to the section entitled “Executive Compensation — Executive Officers.” On December 17, 2013, we terminated the consulting agreement with our Executive Chairman, Stéphane Bancel, with retroactive effect to November 1, 2013. Mr. Bancel continues to serve as the Chairman of our Board of Directors. For information regarding this agreement, please refer to the section entitled “Board of Directors and Corporate Governance — Director Compensation.”

Our restated certificate of incorporation and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our directors and executive officers. These agreements provide that we will, among other things, indemnify and advance expenses to our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than five percent of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related parties, has or will have a direct or indirect material interest.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the audit committee in some circumstances. No related party transaction shall be entered into prior to the completion of these procedures.

The audit committee or its chairman, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee shall participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that all of our directors other than Paul R. Sohmer, M.D., our President and Chief Executive Officer, are “independent directors” as defined by the applicable rules and regulations of NASDAQ.

PROPOSAL 1:

ELECTION OF DIRECTORS

On March 13, 2014, the Board of Directors nominated Stéphane Bancel and Paul R. Sohmer, M.D for election at the annual meeting. The Board of Directors currently consists of seven members, classified into three classes as follows: Noubar Afeyan, Ph.D., Stelios Papadopoulos, Ph.D., and Harrison M. Bains constitute a class with a term ending at the annual meeting of stockholders to be held in 2015; Timothy Harris, Ph.D., D.Sc., and Brian S. Posner constitute a class with a term ending at the annual meeting of stockholders to be held in 2016; and Stéphane Bancel and Paul R. Sohmer, M.D. constitute a class with a which expires at the 2014 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted (i) to set the size of the Board of Directors at seven members and (ii) to nominate Stéphane Bancel and Paul R. Sohmer, M.D. for election at the 2014 annual meeting for a term of three years to serve until the 2017 Annual Meeting of Stockholders, and until their respective successors are elected and qualified. The Class I directors (Noubar Afeyan, Ph.D., Stelios Papadopoulos, Ph.D., and Harrison M. Bains) and the Class II directors (Timothy Harris, Ph.D., D.Sc., and Brian S. Posner) will serve until the Annual Meetings of Stockholders to be held in 2015 and 2016, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Stéphane Bancel and Paul R. Sohmer, M.D. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the votes cast for each nominee at the meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF STEPHANE BANCEL AND PAUL R. SOHMER, M.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2:

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2014. The Board proposes that the stockholders ratify this appointment. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2013. We expect that representatives of Deloitte & Touche LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Deloitte & Touche LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2014.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2013 and December 31, 2012, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2013	2012
Audit fees(1):	$450,400	$533,800
Tax fees(2):	36,920	29,560
All other fees(3):	2,000	2,000
Total:	$489,320	$565,360

(1)	Audit fees consisted of audit work performed in the preparation of financial statements. The 2012 Audit fees include amounts negotiated after the filing of the 2012 proxy statement.
(2)	Tax fees consist principally of assistance with matters related to tax compliance and reporting.
(3)	All other fees consist principally of technical library subscription fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

AS DISCLOSED IN THIS PROXY STATEMENT

As required by Section 14A of the Exchange Act, we are seeking your advisory vote on our executive compensation arrangements. More specifically, we ask that you support the compensation of our named executive officers as disclosed in the Executive Compensation section, the accompanying compensation tables and the related narrative disclosure of this proxy statement with respect to our named executive officers. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

The following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2014 annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement.”

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL NLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officer. The text of the code of conduct and ethics is posted on our website at investor.bg-medicine.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors or principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2015 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 25, 2014. To be considered for presentation at the 2015 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 8, 2015 and no later than March 10, 2015. Proposals that are not received in a timely manner will not be voted on at the 2015 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, BG Medicine, Inc., 880 Winter Street, Suite 210, Waltham, Massachusetts 02451.

Waltham, Massachusetts

April 24, 2014

BG MEDICINE, INC. 880 WINTER STREET, SUITE 210 WALTHAM, MA 02451

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Investor Communications, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M75040-P51945 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BG MEDICINE, INC.
1.	Election of Directors (or if any nominee is not available for election such substitute as the Board of Directors may designate);

	Proposal to elect Stéphane Bancel and Paul R. Sohmer, M.D., as Class III Directors of the Company.	For	Withhold

	1a) Stéphane Bancel	☐	☐

	1b) Paul R. Sohmer, M.D.	☐	☐

					For	Against	Abstain

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.				☐	☐	☐

3.	Proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2014 annual meeting of stockholders.				☐	☐	☐

Please mark votes as in this example. ☒

The Board of Directors recommends a vote FOR the election of Directors in Proposal 1 and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as name(s) appear(s) hereon, Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2014 Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

M75041-P51945

BG MEDICINE, INC.

880 Winter Street, Suite 210

Waltham, MA 02451

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 3, 2014

BG MEDICINE, INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Stephen P. Hall and Anastasia Rader, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of BG Medicine, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders, to be held at 12:00 p.m. ET on June 3, 2014 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 and at any postponements or adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as specified on the reverse side on the proposals set forth in the Proxy.

This Proxy, when executed, will be voted in the manner directed herein. If you do not specify on the reverse side how you want the shares to be voted, this Proxy will be voted FOR the election of Directors in Proposal 1 and FOR Proposals 2 and 3.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments of the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side